UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2016

QLT Inc.
(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.
Canada, V5T 4T5
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (604) 707-7000

Not Applicable
(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2016, the Board of Directors of QLT Inc. (“QLT” or the “Company”) approved upon the recommendation of the Compensation Committee, a fourth amendment (the “Cox Amendment”) to the employment agreement between QLT and Dr. Geoffrey Cox, the Company’s Interim CEO, dated October 24, 2014 and as previously amended on April 21, 2015, October 8, 2015 and April 7, 2016 (the “Cox Employment Agreement”). The Cox Amendment clarifies that in the event of a termination of Dr. Cox’s employment by QLT other than for cause, (1) the Additional Options (as defined in the October 8, 2015 amendment) and any other stock options granted to Dr. Cox by QLT will accelerate upon termination of his employment (not solely if such termination occurs on or prior to April 22, 2016) and (2) Dr. Cox would be entitled to receive an amount equal to the lesser of (x) two months’ base salary and (y) base salary for the period from the last day of Dr. Cox’s termination through the end of the then current term of employment. No other changes were made to the terms of the Cox Employment Agreement.

On June 17, 2016, QLT’s Board of Directors approved upon the recommendation of the Compensation Committee, amendments to each of the employment agreements between QLT and Ms. Dori Assaly, Dr. Lana Janes, and Mr. W. Glen Ibbott (the “Executive Employment Agreement Amendments”). The Executive Employment Agreement Amendments provide for a cash retention bonus of CAD $60,000 to each of Ms. Assaly, Dr. Janes and Mr. Ibbott, payable on June 17, 2017, subject to certain other terms and conditions. The Executive Employment Agreement Amendments also provide for the award of 60,000 restricted stock units (“RSUs”), subject to the terms and conditions set forth in the QLT 2000 Incentive Stock Plan, as amended and restated. The RSUs vest in installments, with 40,000 RSUs vesting on the first anniversary from the June 17, 2016 grant date, and the remaining 20,000 RSUs vesting on the second anniversary from the June 17, 2016 grant date, provided that all RSUs vest upon a termination without cause.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 17, 2016, QLT held its Annual General Meeting of shareholders in Toronto, Ontario (the “AGM”).  At the AGM, QLT shareholders voted to elect directors.  The final voting results with respect to each matter are set forth below.

Proposal 1.  Each of the six nominees to the Board of Directors was elected at the AGM to serve a term of one year until the Company’s next annual meeting of shareholders or until his successor is duly elected.

DIRECTORS NOMINATED	FOR	WITHHELD	BROKER NON-VOTES

Jason M. Aryeh	27,014,511	14,361,838	5,219,782

Dr. Geoffrey F. Cox, Ph.D	34,912,443	6,463,906	5,219,782

Dr. John W. Kozarich, Ph.D	27,031,870	14,344,479	5,219,782

Jeffrey A. Meckler	35,343,607	6,032,742	5,219,782

Dr. Stephen L. Sabba M.D.	27,018,211	14,358,138	5,219,782

John C. Thomas Jr.	28,484,358	12,891,911	5,219,782

Proposal 2.  At the AGM, the shareholders approved the proposal to appoint Deloitte LLP as the Company’s independent auditors for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors.

FOR	WITHHELD

45,360,306	1,235,751

Proposal 3.  At the AGM, the shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s Proxy Statement dated May 16, 2016.

FOR	AGAINST	WITHHELD	BROKER NON- VOTES

40,627,923	704,984	43,368	5,219,782

Item 8.01.	Other Events.

On June 17, 2016, QLT Inc. issued a press release announcing the results from its AGM. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
99.1	Press Release, dated June 17, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

By:	/s/ W. Glen Ibbott
Name:	W. Glen Ibbott
Title:	Chief Financial Officer

Date:    June 23, 2016

Exhibit Index

Number	Description
99.1	Press Release, dated June 17, 2016